                                                                   Exhibit 99.C2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent
Registered Public Accounting Firm" and to the use of our report dated July 20,
2005 in the Registration Statement of Equity Opportunity Trust, Value Select Ten
Series 2005F.

                                    /s/ ERNST & YOUNG LLP
                                    ERNST & YOUNG LLP

New York, New York
July 20, 2005